Exhibit 10.12

GLASSHOUSE TECHNOLOGIES, INC.

SERIES 1 STOCK PLAN

Adopted by the Board of Directors on June 7, 2004

Approved by the Stockholders on June 9, 2004

i

GLASSHOUSE TECHNOLOGIES, INC.

SERIES 1 STOCK PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer Former Source Optionees an opportunity to acquire a proprietary interest in the success of the Company by purchasing Shares of the Company’s Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 11.

SECTION 2. ADMINISTRATION.

(a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from an Optionee.

SECTION 3. ELIGIBILITY.

Only Former Source Optionees shall be eligible for the grant of Options under the Plan.

SECTION 4. STOCK SUBJECT TO PLAN.

Not more than 325,000 Shares may be issued under the Plan (subject to Section 7). The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price shall be as set forth in the Stock Option Agreement, as determined in accordance with the Source Purchase Agreement. The Exercise Price shall be payable in a form described in Section 6.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee has delivered an executed copy of the Stock Option Agreement to the Company.

(e) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. A Stock Option Agreement shall provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service or death.

(f) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as set forth in the Stock Option Agreement.

(g) Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will, (iii) the laws of descent and distribution, or (iv) a gift to a member of the Optionee’s Immediate Family.

(h) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(j) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

SECTION 6. PAYMENT FOR SHARES.

The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased.

SECTION 7. ADJUSTMENT OF SHARES.

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

(b) Reservation of Rights. Except as provided in this Section 7, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. SECURITIES LAW REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 9. NO RETENTION RIGHTS.

Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 10. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it increases the number of Shares available for issuance under the Plan (except as provided in Section 7). Stockholder approval shall not be required for any other amendment of the Plan.

(c) Effect of Amendment or Termination. No Shares shall be issued under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 11. DEFINITIONS.

(a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(d) “Company” shall mean GlassHouse Technologies, Inc., a Delaware corporation.

(e) “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees.

(f) “Employee” shall mean any individual who is an employee of the Company, a Parent or a Subsidiary.

(g) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

(h) “Former Source Optionees” shall mean those persons who previously held options to purchase ordinary shares of Source Enterprise Consulting Limited, as set forth in Schedule IV to the Source Purchase Agreement.

(i) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(j) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

(k) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(l) “Option” shall mean an option granted under the Plan and entitling the holder to purchase Shares.

(m) “Optionee” shall mean a person who holds an Option.

(n) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(o) “Plan” shall mean this GlassHouse Technologies, Inc. Series 1 Stock Plan.

(p) “Service” shall mean service as an Employee or Consultant.

(q) “Share” shall mean one share of Stock, as adjusted in accordance with Section 7 (if applicable).

(r) “Source Purchase Agreement” shall mean that certain Share Purchase Agreement by and between the Company and Source Enterprise Consulting Limited dated as of June 10, 2004.

(s) “Stock” shall mean the Series 1 Convertible Preferred Stock of the Company, with a par value of $0.001 per Share.

(t) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(u) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.